InspireMD Announces Presentation of Preliminary Cumulative Three-Year CGuard™ EPS Safety and Efficacy Data at the Transcatheter Cardiovascular Therapeutics 2018 Conference

Preliminary Three-Year Data Continue to Show Unprecedented Safety, Efficacy and Durability of Stroke Prevention in Treating Carotid Artery Stenosis

Tel Aviv, Israel— September 27, 2018 – InspireMD, Inc. (NYSE American: NSPR), developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by the treatment of carotid artery disease, today announced that preliminary cumulative three-year follow-up safety, efficacy and stroke prevention durability data from the PARADIGM-Extend trial of CGuard™ EPS was presented at the Cardiovascular Research Foundation’s Transcatheter Cardiovascular Therapeutics (TCT) 2018 conference, which was held September 21-25 in San Diego.

Overall cumulative data showed no stroke or stroke-related deaths between 24 and 36 months and the absence of any device related issues in the first 93 of the 251 patients in the PARADIGM-Extend cohort.

PARADIGM-Extend is the continuation of PARADIGM, an investigator-led clinical study evaluating the use of CGuard™ EPS in patients with symptomatic or asymptomatic carotid artery stenosis (CAD) with increased stroke risk.

“These preliminary three-year follow-up data continue to show very compelling safety, stroke prevention efficacy and long-term durability of CGuard™ EPS in an all-comer symptomatic and asymptomatic carotid artery stenosis patient population with various stages of disease progression,” said Prof. Piotr Musiałek, MD, Department of Cardiac and Vascular Diseases, John Paul II Hospital, Kraków, Poland, and lead investigator in the PARADIGM-Extend trial. “The risk of stroke and other serious complications post-procedure remains a significant consideration in the treatment of CAS, and these results reflect the sustained, long term potential of CGuard™ EPS to significantly improve patient outcomes and evolve into the new standard of care.”

“We are grateful to Prof. Musiałek for his continued interest in CGuard™ EPS for treating all his patients with carotid artery disease, and we are pleased that the data from this investigator-led study continues to demonstrate strong safety and efficacy up to 36 months post-procedure,” said James Barry, PhD, Chief Executive Officer of InspireMD. “With this latest presentation, we are compiling a significant body of evidence suggesting that treatment with CGuard™ EPS could result in sustained, long term normal vessel healing with no device-related issues. We look forward to the presentation of additional three-year data at the 45th Annual Symposium on Vascular and Endovascular Issues, Techniques, Horizons (VEITHsymposium) in New York in November.”

The poster, entitled “PARADIGM-Extend Prospective Academic Trial of the CGuard™ MicroNET-Covered Embolic Prevention Stent in All-comer Symptomatic and Increased-Stroke-Risk Asymptomatic Carotid Stenosis: Cumulative 3-Year Evidence for Safety, Efficacy and Stroke Prevention Durability,” was recognized by TCT as among the “Best of Moderated Endovascular Intervention and Structural Heart Disease” poster presentations at this year’s conference.

InspireMD previously reported two-year PARADIGM-Extend follow up data on 251 patients in May at the EuroPCR 2018.

About the TCT Conference

Transcatheter Cardiovascular Therapeutics (TCT) is the world’s largest and most important educational meeting specializing in interventional cardiovascular medicine. For 30 years, TCT has been the center of cutting-edge educational content, showcasing the latest advances in current therapies and clinical research.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for treatment of carotid arter disease by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com